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CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
 G.T. Global Variable Investment Series:

We hereby consent to the references of our Firm under the caption "Independent Accountants" in both the Prospectus and the Statement of Additional Information in the Post-Effective Amendment to the Registration Statement of G.T. Global Variable Investment Series on Form N-1A (File No. 33-52038).

                                           COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 27, 1995